UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 8, 2008

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

EXCO Operating Term Loan Facility

On December 8, 2008, EXCO Operating Company, LP (“EXCO Operating”), a wholly-owned subsidiary of EXCO Resources, Inc., as borrower, and certain of its subsidiaries entered into a Senior Unsecured Term Credit Agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and certain lender parties thereto (the “Senior Unsecured Credit Agreement”).  Term loans in the amount of $300.0 million were made in a single draw on December 8, 2008.  The Senior Unsecured Credit Agreement is due and payable on January 15, 2010 and is guaranteed by all existing and future direct or indirect subsidiaries of EXCO Operating, including any guarantor of EXCO Operating’s existing revolving credit agreement.

Loan proceeds received by EXCO Operating under the Senior Unsecured Credit Agreement were used to fund the repayment and termination of that certain Senior Unsecured Credit Agreement, dated July 15, 2008, with JPMorgan, as administrative agent, and certain lender parties thereto (the “Original Senior Unsecured Credit Agreement”) on December 8, 2008. No penalties or other early termination fees were incurred in connection with the repayment and termination of the Original Senior Unsecured Credit Agreement. For more information about the terms and conditions of the Original Senior Unsecured Credit Agreement, please see our Form 8-K, dated July 14, 2008, and filed with the Securities and Exchange Commission on July 16, 2008.

Financial covenants governing the Senior Unsecured Credit Agreement include a minimum current ratio of 1.00 to 1.00, a maximum leverage ratio of 3.50 to 1.00 and a minimum interest coverage ratio of 2.50 to 1.00.  At the borrower’s election, the term loans under the Senior Unsecured Credit Agreement may bear interest at a rate per annum equal to: (A) the Alternate Base Rate, or ABR (defined as the highest of (i) the rate of interest publicly announced by JPMorgan as its prime rate in effect at its principal office in New York City, (ii) the federal funds effective rate from time to time plus 0.50%, and (iii) the Adjusted LIBO Rate (defined as the greater of (x) the rate at which eurodollar deposits in the London interbank market for one month are quoted on Reuters BBA Libor Rates Page 3750, as adjusted for actual statutory reserve requirements for eurocurrency liabilities, and (y) 4.0%) plus 1.0%) plus 5.0% or (B) the Adjusted LIBO Rate plus 6.00%.  The interest rate shall never be less than 10%.  Interest is payable on the last day of each calendar month.  EXCO Operating paid an upfront fee equal to 7.0% of the aggregate principal amount of the term loans to the lenders on December 8, 2008.  If any loans remain outstanding on June 15, 2009, EXCO Operating must pay an initial duration fee at that time in an amount equal to 5.0% of the aggregate principal amount of the loans then outstanding. If any loans remain outstanding on September 15, 2009, EXCO Operating must pay an additional duration fee at that time in an amount equal to 3.0% of the aggregate principal amount of the loans then outstanding.

The Senior Unsecured Credit Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type and are substantially the same as the terms included in EXCO Operating’s revolving credit agreement.

Term loans may be prepaid by the borrower in minimum principal amounts of $10.0 million or increments of $5.0 million in excess thereof and must be prepaid with the net proceeds of certain asset sales to the extent permitted by EXCO Operating’s revolving credit agreement, in either case without premium or penalty and subject to repayment of certain lender costs.  The repayment obligation under this facility can be accelerated upon the occurrence of an event of default including the failure to pay principal or interest, a material inaccuracy of a representation or warranty, violation of covenants, cross-default, bankruptcy events, certain ERISA events, material judgments, revocation by a guarantor of its guarantee of the Senior Unsecured Credit Agreement or a change of control (as defined) of EXCO Operating.

An investment fund affiliated with Ares Management, LLC (“Ares”) is a lender under the Senior Unsecured Credit Agreement.  Jeffrey S. Serota, a Senior Partner in the Private Equity Group of Ares, serves on our board of directors.

An investment fund affiliated with Oaktree Capital Management, L.P. (“Oaktree”) is a lender under the Senior Unsecured Credit Agreement.  B. James Ford and Rajath Shourie, both Managing Directors of Oaktree, serve on our board of directors.

The foregoing description is not complete and is qualified in its entirety by the Senior Unsecured Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated herein by reference. For more information about the terms and conditions of the Original Senior Unsecured Credit Agreement, please see our Form 8-K, dated July 14, 2008, and filed with the Securities and Exchange Commission on July 16, 2008.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 8, 2008, EXCO issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the execution of the Senior Unsecured Credit Agreement and the repayment and termination of the Original Senior Unsecured Credit Agreement.

In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1

Senior Unsecured Term Credit Agreement, dated as of December 8, 2008, among EXCO Operating Company, LP, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A. as administrative agent, J.P. Morgan Securities Inc., as sole bookrunner and lead arranger, and the lenders signatories thereto.

99.1	Press Release dated December 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: December 8, 2008	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Senior Unsecured Term Credit Agreement, dated as of December 8, 2008, among EXCO Operating Company, LP, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A. as administrative agent, J.P. Morgan Securities Inc., as sole bookrunner and lead arranger, and the lenders signatories thereto.

99.1	Press Release dated December 8, 2008.